EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of New Gold, Inc.
British Columbia, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of New Gold, Inc. of our report dated February 24, 2007, related to the consolidated financial statements of Western Goldfields Inc. for the year ended December 31, 2006, and to all other references to our firm included in the Registration Statement on Form S-8.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
July 9, 2009